Exhibit 99.1

Editas Medicine Announces Third Quarter 2022 Results and Business Updates

Dosed second patient with EDIT-301 in the Phase 1/2 RUBY trial for sickle cell disease

On track to announce initial preliminary clinical data from RUBY trial by year-end

Completed cell editing and currently scheduling first patient dosing with EDIT-301 in Phase 1/2 EDITHAL trial for TDT

Company to provide a clinical update on the Phase 1/2 BRILLIANCE trial for EDIT-101 this month

CAMBRIDGE, Mass., November 2, 2022 – Editas Medicine, Inc. (Nasdaq: EDIT), a clinical stage genome editing company, today reported business highlights and financial results for the third quarter of 2022.

“I am pleased with our continued progress, and I look forward to providing clinical updates on EDIT-101 and EDIT-301 in the next two months,” commented Gilmore O’Neill, M.B., M.M.Sc., President and Chief Executive Officer, Editas Medicine. “We are focused on positioning and advancing our portfolio towards our goal of bringing differentiated medicines to people living with serious diseases.”

Recent Achievements and Outlook

Ex Vivo Medicines

●	EDIT-301 for Sickle Cell Disease

Second patient dosed in RUBY trial; on track to provide initial clinical data by year-end

o	Editas Medicine has dosed the second patient and continues to enroll study participants in the Phase 1/2 RUBY trial for the treatment of severe sickle cell disease.
o	The Company remains on track to present initial preliminary clinical data for the RUBY study by year-end.

●	EDIT-301 for Transfusion-Dependent Beta Thalassemia (TDT)

First patient apheresis and editing completed

o	The Company has completed editing CD34+ hematopoietic stem cells for the first enrolled patient in the Phase 1/2 EDITHAL trial for TDT and is scheduling dosing.

In Vivo Medicines

●	EDIT-101 for Leber Congenital Amaurosis 10 (LCA10)

BRILLIANCE clinical update to be provided this month

o	The Company remains on track to provide an update on the Phase 1/2 BRILLIANCE clinical trial this month, including safety and efficacy data.

●	EDIT-103 for Rhodopsin-Associated Autosomal Dominant Retinitis Pigmentosa (RHO-adRP)

Presented preclinical data at ESGCT

o	In October, Editas Medicine presented preclinical data during an oral presentation at the European Society of Gene and Cell Therapy (ESGCT) Annual Meeting.
o

The data demonstrated nearly 100% gene editing knockout of the endogenous RHO gene, with the replacement RHO gene producing over 30% of normal RHO protein levels in the treated area of subretinal injection in non-human primates treated with EDIT-103.

Cellular Therapies

●	EDIT-202 Multiplexed iNK for Solid Tumors

Presented new preclinical data at ESGCT

o

In October, the Company presented new preclinical data in a poster presentation at the ESGCT Annual Meeting. EDIT-202 is an engineered iNK cell product, currently in preclinical development, that combines Editas Medicine’s proprietary AsCas12a enzyme and SLEEK™ gene editing technology, and seeks to address the unmet need for treating solid tumors.

o	The data demonstrated prolonged persistence, high cytotoxicity, and enhanced in vivo control of solid tumors.

Third Quarter 2022 Financial Results

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Cash, cash equivalents, and marketable securities as of September 30, 2022, were $478.5 million, compared to $527.6 million as of June 30, 2022. The Company expects that its existing cash, cash equivalents and marketable securities will enable it to fund its operating expenses and capital expenditures into 2024.

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For the three months ended September 30, 2022, net loss attributable to common stockholders was $55.7 million, or $0.81 per share, compared to net loss of $39.1 million, or $0.57 per share, for the same period in 2021.

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Collaboration and other research and development revenues were $42 thousand for the three months ended September 30, 2022, compared to $6.2 million for the same period in 2021. The 2021 period included revenue recognized for an opt-in by Bristol Myers Squibb (BMS) under the Company’s collaboration with BMS; there was no corresponding revenue in the third quarter of 2022.

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Research and development expenses were $41.3 million for the three months ended September 30, 2022, compared to $29.3 million for the same period in 2021. The increase was primarily driven by increased manufacturing expenses, as well as clinical trial costs.

●	General and administrative expenses were flat at $16.2 million for the three months ended September 30, 2022, compared to the same period in 2021.

Editas Medicine plans to participate in the following scientific and medical conferences:

●	Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting

November 8-12, 2022 - Boston, MA

●	American Society for Hematology (ASH) 64th Annual Meeting

December 10-13, 2022 - New Orleans, LA

Editas Medicine plans to participate in the following investor events:

●	5th Annual Evercore ISI HealthCONx Conference

November 29, 2022 - Virtual

Conference Call

The Editas Medicine management team will host a conference call and webcast today at 8:00 a.m. ET to provide and discuss a corporate update and financial results for the third quarter of 2022. To access the call, please dial 877-407-0989 (domestic) or 201-389-0921 (international) and ask for the Editas Medicine earnings call. A live webcast of the call will also be available on the Investors section of the Editas Medicine website at www.editasmedicine.com, and a replay will be available approximately two hours after its completion.

About Editas Medicine

As a clinical stage genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cas12a genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute’s and Harvard University’s Cas9 patent estates and Broad Institute’s Cas12a patent estate for human medicines. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements regarding the initiation, timing, progress and results of the Company’s preclinical and clinical studies and its research and development programs, the timing for the Company’s receipt and presentation of data from its clinical trials and preclinical studies, including initial preliminary clinical data from the RUBY trial by year-end 2022 and a clinical update on the BRILLIANCE trial in November 2022, potential of, and expectations for, the Company’s product candidates, the timing or likelihood of regulatory filings and approvals, and the Company’s expectations regarding cash runway. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of pre-clinical studies and clinical trials, including the BRILLIANCE, RUBY and EDITHAL trials, and clinical development of the Company’s product candidates; availability and timing of results from pre-clinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as updated by the Company’s subsequent filings with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release represent Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

EDITAS MEDICINE, INC.

Consolidated Statement of Operations

(amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Collaboration and other research
and development revenues	$42	$6,197	$13,176	$13,075
Operating expenses:
Research and development	41,326	29,265	122,960	104,954
General and administrative	16,236	16,185	52,720	59,657
Total operating expenses	57,562	45,450	175,680	164,611
Operating loss	(57,520)	(39,253)	(162,504)	(151,536)
Other income, net:
Other income, net	1	19	4	38
Interest income, net	1,793	152	2,806	432
Total other income, net	1,794	171	2,810	470
Net loss	$(55,726)	$(39,082)	$(159,694)	$(151,066)
Net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(0.57)	$(2.33)	$(2.24)
Weighted-average common shares outstanding, basic and diluted	68,736,125	68,219,742	68,621,574	67,371,246

EDITAS MEDICINE, INC.

Selected Consolidated Balance Sheet Items

(amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents, and marketable securities	$478,461	$619,916
Working capital	384,340	460,426
Total assets	531,029	677,483
Deferred revenue, net of current portion	64,667	60,888
Total stockholders' equity	414,745	553,642

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Media Contact:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investor Contact:

Ron Moldaver

(617) 401-9052

ir@editasmed.com